                                                           EXHIBIT 4 (ii)(a)(11)


                       FIRST AMENDMENT TO TRUST INDENTURE


         This FIRST AMENDMENT TO TRUST INDENTURE dated as of September 14, 2000 (this "First Amendment") is entered into among (1) GREAT RIVER CRUISE LINE, L.L.C., a Delaware limited liability company ("Mortgagor"), (2) THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF AS LENDERS (the "Lenders"), and (3) THE CHASE MANHATTAN BANK, a New York banking corporation, not in its individual capacity, but as Trustee under the Trust Indenture specified below (the "Trustee").

                             PRELIMINARY STATEMENTS

         A. THE DELTA QUEEN STEAMBOAT CO., a Delaware corporation ("Borrower") has previously entered into a Credit Agreement dated as of February 25, 1999, with certain lenders, The Chase Manhattan Bank, as Administrative Agent and Hibernia National Bank, as Documentation Agent (as previously amended, the "Original Credit Agreement"). The Borrower, the Lenders and The Chase Manhattan Bank, as agent, have entered into an Amended and Restated Credit Agreement dated as of September 14, 2000 (as amended, supplemented, modified or restated from time to time (the "Amended and Restated Credit Agreement").

         B. The Mortgagor is the sole owner of the whole of the Vessel "Delta Queen", consisting of 3,360 gross tons, 1,160 net tons, bearing official number 225875, documented in the name of the Mortgagor under and pursuant to the laws of the United States of America, having its home port at New Orleans, Louisiana (the "Vessel").

         C. The parties hereto have previously entered into a Trust Indenture dated February 25, 1999 (the "Original Trust Indenture"), whereunder the Trustee agreed on behalf of Lenders to hold that certain Preferred Ship Mortgage dated as of February 25, 1999, by Mortgagor in favor of The Chase Manhattan Bank, as Agent and as Trustee under the Original Trust Indenture (the "Original Mortgage"), which Original Mortgage was recorded with the National Vessel Documentation Center of the United States Coast Guard on March 4, 1999 at 2:38 P.M. in Book 99-25, Page 533, and which Original Mortgage affected 100% of the interest of Mortgagor in the vessel "Delta Queen", Official No. 225875.

         D. In accordance with the Amended and Restated Credit Agreement, Mortgagor has executed a First Amendment to Preferred Ship Mortgage dated as of September 14, 2000 (the "First Amendment to Mortgage") reducing the maximum amount secured under the Original Mortgage, as amended, to $30,000,000 and providing for changes in the Financial Institutions that are parties to the Amended and Restated Credit Agreement.

         E. In connection with the execution and delivery of the Amended and Restated Credit Agreement and the First Amendment to Mortgage it is necessary to amend the Original Trust Indenture. The Original Trust Indenture, as amended by this First Amendment, is called the "Amended Trust Indenture."




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         NOW THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         SECTION 1. AMENDMENT TO ORIGINAL MORTGAGE. Mortgagor, Lenders and the Trustee hereby acknowledge and consent to the execution and delivery of the First Amendment to Mortgage and the modification and amendments contained therein. The provisions of the First Amendment to Mortgage are hereby incorporated herein by reference with the same force and effect as if said instrument was fully set forth herein.

         SECTION 2. CHANGES IN LENDERS. Mortgagor, Lenders and the Trustee hereby acknowledge that Bank One, Louisiana, National Association, Credit Agricole Indosuez and The Bank of New York were parties to the Original Trust Indenture but are not parties to the Amended and Restated Credit Agreement. Furthermore, National City Bank of Michigan/Illinois has been added as a new party to the Amended and Restated Credit Agreement. Accordingly, the Original Trust Indenture is hereby modified and amended to reflect the deletion of Bank One, Louisiana, National Association, Credit Agricole Indosuez and The Bank of New York and the addition of National City Bank of Michigan/Illinois as parties to the Amended and Restated Credit Agreement. The parties further acknowledge and agree that, as of the date hereof, the Lenders specified under the Amended Trust Indenture shall be The Chase Manhattan Bank, Hibernia National Bank and National City Bank of Michigan/Illinois.

         SECTION 3. EFFECTIVENESS. Except as amended and modified by this First Amendment, the Trust Indenture is in all respects ratified, confirmed and carried forward and it shall be and remain in full force and effect. Nothing herein shall constitute a novation, release, termination or reissuance of the Trust Indenture, or a novation of the indebtedness evidenced by the Original Credit Agreement. Terms not otherwise defined herein shall have the meanings provided in the Original Trust Indenture.

         SECTION 4. COUNTERPARTS. This First Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and such counterparts, added together, shall constitute and be one and the same instrument.

                  [Remainder of Page Intentionally Left Blank]


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                          [Signature Page of Mortgagor]

         IN WITNESS WHEREOF, Great River Cruise Line, L.L.C. has caused this instrument to be duly executed by an authorized officer as of the date first written above.



WITNESSES:                           GREAT RIVER CRUISE LINE, L.L.C.

                                     BY:      THE DELTA QUEEN STEAMBOAT CO.,
                                              A DELAWARE CORPORATION,
                                              AS MANAGING MEMBER


/s/ Shahem Zenni                              /s/ JORDAN B. ALLEN
-------------------------                     ----------------------------------
                                              NAME:    JORDAN B. ALLEN
/s/ Pam Stringer                              TITLE:   EXECUTIVE VICE PRESIDENT
-------------------------                           ----------------------------

                                     BY:      DQSB II, INC.
                                              A DELAWARE CORPORATION,
                                              AS MANAGING MEMBER

                                              /s/ JORDAN B. ALLEN
                                              ----------------------------------
                                              NAME:    JORDAN B. ALLEN
                                              TITLE:   EXECUTIVE VICE PRESIDENT
                                                    ----------------------------









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                           [Signature Page of Trustee]

         IN WITNESS WHEREOF, The Chase Manhattan Bank has caused this instrument to be duly executed by an authorized officer as of the date first written above.



WITNESSES:                                  THE CHASE MANHATTAN BANK,
                                            AS TRUSTEE


/s/ Alexander Schneider                     /s/ JONATHAN E. TWICHELL
--------------------------------            ------------------------------------
                                            NAME:    JONATHAN E. TWICHELL
/s/ Mary C. Lum                             TITLE:   VICE PRESIDENT
--------------------------------                  ------------------------------










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                           [Signature Page of Lenders]

         IN WITNESS WHEREOF, The Chase Manhattan Bank has caused this instrument to be duly executed by an authorized officer as of the date first written above.



WITNESSES:                                  THE CHASE MANHATTAN BANK


/s/ Alexander Schneider                     /s/ JONATHAN E. TWICHELL
------------------------------              ------------------------------------
                                            NAME:    JONATHAN E. TWICHELL
/s/ Mary C. Lum                             TITLE:   VICE PRESIDENT
------------------------------                    ------------------------------











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                           [Signature Page of Lenders]

         IN WITNESS WHEREOF, Hibernia National Bank has caused this instrument to be duly executed by an authorized officer as of the date first written above.



WITNESSES:                                  HIBERNIA NATIONAL BANK


/s/ Vivian Cassesi                          /s/ CHERYL H. DENENEA
------------------------------              ------------------------------------
                                            NAME:    CHERYL H. DENENEA
/s/ Angela Dominguez                        TITLE:   VICE PRESIDENT
------------------------------                    ------------------------------











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                           [Signature Page of Lenders]

         IN WITNESS WHEREOF, National City Bank of Michigan/Illinois has caused this instrument to be duly executed by an authorized officer as of the date first written above.



WITNESSES:                                  NATIONAL CITY BANK OF
                                            MICHIGAN/ILLINOIS


/s/ Donna L. Benson                         /s/ STEPHANIE PASS
----------------------------                ------------------------------------
                                            NAME:    STEPHANIE PASS
/s/ L. Schultz                              TITLE:   VICE PRESIDENT
----------------------------                      ------------------------------










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                                 ACKNOWLEDGMENT

STATE OF ILLINOIS

COUNTY OF COOK

         BEFORE ME, the undersigned Notary Public, personally came and appeared:

                                Jordan B. Allen,

the duly authorized Executive Vice President and representative of The Delta Queen Steamboat Co., which said corporation is a managing member of Great River Cruise Line, L.L.C. ("Great River"), who declared under oath that he is the duly authorized representative of Great River and its aforesaid managing member, and that he signed the foregoing instrument with full authorization under the articles of organization of Great River and the board of directors of the managing members, and that the foregoing Amendment to Trust Indenture is the free and voluntary act and deed of Great River and its managing members, as well as said appearer in his capacity as the representative of Great River, for the uses, purposes and covenants therein expressed.


SWORN TO AND SUBSCRIBED BEFORE ME
on the 13th day of September, 2000.

/s/ Barbara A. Shafer
-------------------------------------
NOTARY PUBLIC
My Commission Expires: 11/3/01
                       -------



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                                 ACKNOWLEDGMENT

STATE OF ILLINOIS

COUNTY OF COOK

         BEFORE ME, the undersigned Notary Public, personally came and appeared:

                                Jordan B. Allen,

the duly authorized Executive Vice President and representative of DQSB II, Inc., which said corporation is a managing member of Great River Cruise Line, L.L.C. ("Great River"), who declared under oath that he is the duly authorized representative of Great River and its aforesaid managing member, and that he signed the foregoing instrument with full authorization under the articles of organization of Great River and the board of directors of the managing members, and that the foregoing Amendment to Trust Indenture is the free and voluntary act and deed of Great River and its managing members, as well as said appearer in his capacity as the representative of Great River, for the uses, purposes and covenants therein expressed.


SWORN TO AND SUBSCRIBED BEFORE ME
on the 13th day of September, 2000.

/s/ Barbara A. Shafer
----------------------------------
NOTARY PUBLIC
My Commission Expires: 11/3/01
                       -------




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                                 ACKNOWLEDGMENT

STATE OF ILLINOIS

COUNTY OF COOK

         BEFORE ME, the undersigned Notary Public, personally came and appeared:

                              Jonathan E. Twichell,

the duly authorized Vice President and representative of The Chase Manhattan Bank, who declared that he/she is the duly authorized representative of The Chase Manhattan Bank and that he/she signed the above instrument on the authorization of such corporation's board of directors and that the same is the free and voluntary act and deed of said corporation, and of himself/herself in his/her capacity as representative thereof, for the uses and purposes therein expressed.


SWORN TO AND SUBSCRIBED BEFORE ME
on the 12th day of September, 2000.

/s/ Deborah K. Welles
--------------------------------------
NOTARY PUBLIC
My Commission Expires: 3/10/02
                       -------



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                                 ACKNOWLEDGMENT

STATE OF LOUISIANA

PARISH OF ORLEANS

         BEFORE ME, the undersigned Notary Public, personally came and appeared:

                               Cheryl H. Denenea,

the duly authorized Vice President and representative of Hibernia National Bank, who declared that he/she is the duly authorized representative of Hibernia National Bank and that he/she signed the above instrument on the authorization of such corporation's board of directors and that the same is the free and voluntary act and deed of said corporation, and of himself/herself in his/her capacity as representative thereof, for the uses and purposes therein expressed.


SWORN TO AND SUBSCRIBED BEFORE ME
on the 13th day of September, 2000.

/s/ Gary Ryan
--------------------------------------
NOTARY PUBLIC
My Commission Expires: at death
                      ---------




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                                 ACKNOWLEDGMENT

STATE OF ILLINOIS

COUNTY OF DUPAGE

         BEFORE ME, the undersigned Notary Public, personally came and appeared:

                                 Stephanie Pass,

the duly authorized Vice President and representative of National City Bank of Michigan/Illinois, who declared that he/she is the duly authorized representative of National City Bank of Michigan/Illinois and that he/she signed the above instrument on the authorization of such corporation's board of directors and that the same is the free and voluntary act and deed of said corporation, and of himself/herself in his/her capacity as representative thereof, for the uses and purposes therein expressed.


SWORN TO AND SUBSCRIBED BEFORE ME
on the 13th day of September, 2000.

/s/ Frances S. Griffin
-----------------------------------------
NOTARY PUBLIC
My Commission Expires: 12/29/01
                       --------








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